DIRECTORS/TRUSTEES POWER OF ATTORNEY


City of Minneapolis

State of Minnesota


        Each of the undersigned, as directors and trustees of the below listed open-end, diversified investment companies that previously have filed registration statements and amendments thereto pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940 with the Securities and Exchange Commission:

                                                1933 Act               1940 Act
                                              Reg. Number            Reg. Number
    AXP Bond Fund, Inc.                          2-51586               811-2503
    AXP California Tax-Exempt Trust              33-5103               811-4646
    AXP Discovery Fund, Inc.                     2-72174               811-3178
    AXP Equity Select Fund, Inc.                 2-13188               811-772
    AXP Extra Income Fund, Inc.                  2-86637               811-3848
    AXP Federal Income Fund, Inc.                2-96512               811-4260
    AXP Global Series, Inc.                      33-25824              811-5696
    AXP Growth Series, Inc.                      2-38355               811-2111
    AXP High Yield Tax-Exempt Fund, Inc.         2-63552               811-2901
    AXP International Fund, Inc.                 2-92309               811-4075
    AXP Investment Series, Inc.                  2-11328               811-54
    AXP Managed Series, Inc.                     2-93801               811-4133
    AXP Market Advantage Series, Inc.            33-30770              811-5897
    AXP Money Market Series, Inc.                2-54516               811-2591
    AXP New Dimensions Fund, Inc.                2-28529               811-1629
    AXP Precious Metals Fund, Inc.               2-93745               811-4132
    AXP Progressive Fund, Inc.                   2-30059               811-1714
    AXP Selective Fund, Inc.                     2-10700               811-499
    AXP Special Tax-Exempt Series Trust          33-5102               811-4647
    AXP Stock Fund, Inc.                         2-11358               811-498
    AXP Strategy Series, Inc.                    2-89288               811-3956
    AXP Tax-Exempt Series, Inc.                  2-57328               811-2686
    AXP Tax-Free Money Fund, Inc.                2-66868               811-3003
    AXP Utilities Income Fund, Inc.              33-20872              811-5522

hereby constitutes and appoints Arne H. Carlson and Leslie L. Ogg or either one of them, as her or his attorney-in-fact and agent, to sign for her or him in her or his name, place and stead any and all further amendments to said registration statements filed pursuant to said Acts and any rules and regulations thereunder, and to file such amendments with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting to either of them the full power and authority to do and perform each and every act required and necessary to be done in connection therewith.
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         Dated the 9th day of January, 2002.

/s/ H. Brewster Atwater, Jr.              /s/ Anne P. Jones
-----------------------------             ----------------------------
    H. Brewster Atwater, Jr.                  Anne P. Jones

/s/ Arne H. Carlson                       /s/ Stephen R. Lewis, Jr.
-----------------------------             ----------------------------
    Arne H. Carlson                           Stephen R. Lewis, Jr.

/s/ Lynne V. Cheney                       /s/ William R. Pearce
-----------------------------             ----------------------------
    Lynne V. Cheney                           William R. Pearce

/s/ Livio D. DeSimone                     /s/ Alan K. Simpson
-----------------------------             ----------------------------
    Livio D. DeSimone                         Alan K. Simpson

/s/ Ira D. Hall                           /s/ John R. Thomas
----------------------------              ----------------------------
    Ira D. Hall                               John R. Thomas

/s/ David R. Hubers                       /s/ William F. Truscott
---------------------------               ----------------------------
    David R. Hubers                           William F. Truscott

/s/ Heinz F. Hutter                       /s/ C. Angus Wurtele
-----------------------------             ----------------------------
    Heinz F. Hutter                           C. Angus Wurtele